GLOSSARY


1986 Act....................  the Tax Reform Act of 1986, p. 142.

Accredited Investor.........  as defined on p. 163.

Accrued Certificate
  Interest..................  the  amount of  interest  accrued  on any Class of
                              Offered Certificates during an Interest Accrual Period, p. 29.

Act.........................  the Securities Act of 1933, as amended, p. 19.

ADA.........................  as defined on p. 162.

Adjustment Date.............  the date on which the  Mortgage  Interest  Rate of each adjustable rate Mortgage Loan is adjusted, p. 57.

Advisor.....................  as defined on p. 166.

Agreement...................  the Pooling and  Servicing  Agreement  dated as of
                              September 1, 1994 among the Seller, the Master Servicer, the Special Servicer and the Trustee relating to Commercial Mortgage Pass-Through Certificates Series 1994-C1, p. 24.

AHDP Property...............  as defined on p. 67.

Amounts Held for Future
  Distribution..............  funds in the Collection Account which are held for future distribution, p. 26.

ARMs........................  adjustable rate mortgage loans, p. 59.

Assumed Monthly Payments....  with  respect to any  Mortgage  Loan,  the Monthly
                              Payments  payable  pursuant  to the  terms  of the
                              related Note as reduced by any related Debt Service Reduction, modification, waiver or amendment, assuming, however, that (i) each such Monthly Payment is equal to the new initial Monthly Payment, (ii) such Monthly Payments remain in effect until the earlier of the date such Discounted Mortgage Loan would be fully amortized on the basis of such Monthly Payments or the Optimal Wind-Down Date and (iii) no effect is given to any Balloon Payment in respect of such Mortgage Loan, p. 48.

Assumed Net Mortgage
  Interest Rate.............  as defined on p. 48.

Assumed Scheduled Payment...  as defined on p. 28.

Available Distribution
  Amount....................  with  respect  to any  Distribution  Date  and any
                              Mortgage Loan Group, the related Group Available Funds together with Amounts Held for Future Distribution and any amounts drawn from the Reserve Fund for such Distribution Date, p. 26.

Balloon Mortgage Loan.......  a Mortgage Loan with a Balloon Payment, p. 15.

Balloon Payment.............  payment of a  substantial  principal  balance of a
                              Mortgage Loan due at the stated maturity  thereof,
                              p. 15.

Bankruptcy Code.............  the Federal  Bankruptcy Code, as amended from time to time (11 U.S.C.), p. 153.

Basic Fee...................  the fee  payable  to the  Special  Servicer  to be calculated at an annual rate equal to 0.25% (or 0.175% for each Specially Serviced Mortgage Loan with a Scheduled Principal Balance equal to or greater than $10,000,000) applied to the Scheduled Principal Balance of each Specially Serviced Mortgage Loan, which Basic Fee shall be payable from the Reserve Fund, to the extent of funds available therein, p. 77.

Basis Risk..................  the risk of  incurring  Basis Risk  Shortfall,  as more fully described under "Basis Risk," p. 30.

Basis Risk Reserve Fund Draw
  Amount....................  as defined on p. 32.

Basis Risk Shortfall........  as defined on p. 32.

Beneficial Owner............  as defined on p. 25.

Borrower....................  the obligor on a Note, p. 56.

Business Day................  a day  other  than  Saturday,  Sunday  or a day on which banking or savings and loan institutions in the Commonwealth of Massachusetts or the City of New York, or in the case of any Master Servicer Remittance Date, the State of Missouri or the City of New York, are authorized or obligated by law or executive order to be closed, p. 24.

Capital Asset...............  as defined on p. 145.

Cash Flow Investment........  as defined on p. 47.

CEO.........................  as defined on p. 138.

CERCLA......................  the federal Comprehensive  Environmental Response,
                              Compensation   and   Liability  Act  of  1980,  as
                              amended, p. 154.

Certificate.................  any Commercial Mortgage  Pass-Through  Certificate
                              evidencing a beneficial ownership interest in the Trust Fund, p. 1.

Certificateholders or
  Holders...................  the  beneficial  owner  or owner  of  record  of a
                              Certificate, except that when either term is used in the sections herein entitled "Summary of Information -- Certain Federal Income Tax
                              Consequences"  and  "Certain  Federal  Income  Tax
                              Consequences" such terms shall mean only the beneficial owner of a Certificate, p. 12.

Certificate Principal
  Amount....................  of any Class of Offered  Certificates with respect to any Distribution Date, the Certificate Principal Amount of such Class as of the Cut-Off Date plus all Deferred Interest allocated to such Class on previous Distribution Dates, less in each case all amounts previously distributed in reduction of Certificate Principal Amount, p. 29.

Class.......................  a class of Certificates, p. 3.

Class A Certificate.........  any Class A-1, Class A-2A, Class A-2B, Class A-2C,
                              Class A-3 or Class A-4 Certificate issued, authenticated and delivered under the Agreement,
                              p. 3.

Class A-1 Certificate.......  any Class A-1  Certificate  issued,  authenticated and delivered under the Agreement, p. 24.

Class A-1 Pass-Through
  Rate......................  a  per  annum  rate  equal  to  LIBOR  (determined monthly as described herein) plus 0.45% per annum, subject to a maximum rate of 13.00%. The Class A-1 Pass-Through Rate for the initial Interest Accrual Period will be equal to 5.5125% per annum, p. 29.

Class A-1-R Interest........  a  REMIC   interest   designated   as  a  "regular
                              interest" in the REMIC, as identified on p. 140.

Class A-2A Certificate......  any Class A-2A Certificate  issued,  authenticated and delivered under the Agreement, p. 24.

Class A-2A Pass-Through
  Rate......................  a fixed  Pass-Through  Rate of 6.80% per annum, p.
                              29.

Class A-2A-R Interest.......  a  REMIC   interest   designated   as  a  "regular
                              interest" in the REMIC, p. 140.

Class A-2B Certificate......  any Class A-2B Certificate  issued,  authenticated and delivered under the Agreement, p. 24.

Class A-2B Pass-Through
  Rate......................  a fixed  Pass-Through  Rate of 7.45% per annum, p.
                              29.

Class A-2B-R Interest.......  a  REMIC   interest   designated   as  a  "regular
                              interest" in the REMIC, p. 140.

Class A-2C Certificate......  any Class A-2C Certificate  issued,  authenticated and delivered under the Agreement, p. 24.

Class A-2C Pass-Through
  Rate......................  a fixed  Pass-Through  Rate of 7.45% per annum, p.
                              30.

Class A-2C-R Interest.......  a  REMIC   interest   designated   as  a  "regular
                              interest" in the REMIC, p. 140.

Class A-3 Certificate.......  any Class A-3  Certificate  issued,  authenticated and delivered  under the  Agreement,  p. 24.

Class A-3 Pass-Through
  Rate......................  a per annum  rate  equal to LIBOR  plus  0.55% per annum, subject to a maximum rate of 13.00%. The Class A-3 Pass-Through Rate for the initial Interest Accrual Period will be equal to 5.6125% per annum, p. 30.

Class A-3-R Interest........  a  REMIC   interest   designated   as  a  "regular
                              interest" in the REMIC, p. 140.

Class A-4 Certificate.......  any Class A-4  Certificate  issued,  authenticated and delivered under the Agreement, p. 24.

Class A-4 Pass-Through Rate.  a fixed  Pass-Through  Rate of 7.25% per annum, p.
                              30.

Class A-4-R Interest........  a  REMIC   interest   designated   as  a  "regular
                              interest" in the REMIC, p. 140.

Class B Certificate.........  any Class B Certificate issued,  authenticated and delivered under the Agreement, p. 24.

Class B Pass-Through Rate...  a fixed  Pass-Through  Rate of 8.00% per annum, p.
                              30.

Class B-R Interest..........  a  REMIC   interest   designated   as  a  "regular
                              interest" in the REMIC, p. 140.

Class C Certificate.........  any Class C Certificate issued,  authenticated and delivered under the Agreement, p. 24.

Class C Pass-Through Rate...  a fixed  Pass-Through  Rate of 8.00% per annum, p.
                              30.

Class C-R Interest..........  a  REMIC   interest   designated   as  a  "regular
                              interest" in the REMIC, p. 140.

Class D Certificate.........  any Class D Certificate issued,  authenticated and delivered under the Agreement, p. 24.

Class D Pass-Through Rate...  a fixed  Pass-Through  Rate of 8.00% per annum, p.
                              30.

Class D-R Interest..........  a  REMIC   interest   designated   as  a  "regular
                              interest" in the REMIC, p. 140.

Class E Certificate.........  any Class E Certificate issued,  authenticated and delivered under the Agreement, p. 24.

Class E Pass-Through Rate...  a fixed  Pass-Through  Rate of 8.00% per annum, p.
                              30.

Class E-R Interest..........  a  REMIC   interest   designated   as  a  "regular
                              interest" in the REMIC, p. 140.

Class F Certificate.........  any Class F Certificate issued,  authenticated and delivered under the Agreement, p. 24.

Class F Pass-Through Rate...  a fixed  Pass-Through  Rate of 8.00% per annum, p.
                              30.

Class F-R Interest..........  a  REMIC   interest   designated   as  a  "regular
                              interest" in the REMIC, p. 140.

Class R Certificates........  the   Certificates    other   than   the   Offered
                              Certificates, p. 24.

Class Interest Distribution
  Amount....................  the  amount of  interest  accrued  on any class of
                              Offered Certificates during an Interest Accrual Period, net of any Deferred Interest allocated thereto, p. 29.

Class Unpaid Interest
  Shortfall.................  with  respect  to any Class of  Certificates,  the aggregate amount of interest that was distributable to such Class on all preceding Distribution Dates less the aggregate amount thereof actually distributed to such Class on a prior Distribution Date plus interest accrued thereon at the applicable Pass-Through Rate, compounded monthly as of the end of each Interest Accrual Period, to the end of the Interest Accrual Period preceding the Distribution Date when paid, including any Uncovered Basis Risk Shortfall for such Class, p. 41.

Closing Date................  on or about September 29, 1994.

Code........................  the Internal Revenue Code of 1986, as amended,  p.
                              14.

Collateral Agent............  State Street Bank and Trust Company, p. 55.

Collateral Security
  Agreement.................  the Collateral  Security Agreement dated as of the
                              Cut-Off Date among the Seller, the Trustee and the Collateral Agent, p. 24.

Collection Account..........  the  segregated   custodial  account  or  accounts
                              created and maintained by the Master Servicer pursuant to the Agreement, p. 44.

Commercial Fixed Rate
  Certificates..............  the Class A-4,  Class B, Class C, Class D, Class E
                              and Class F Certificates, p. 24.

Commercial Property.........  as defined on p. 67.

Commission..................  the U.S. Securities and Exchange Commission, p. 2.

Co-op Loans.................  as defined on p. 151.

CPR.........................  a constant prepayment per annum rate, p. 84.


Credit Reserve Fund Draw
  Amount....................  for  any  Distribution  Date,  the  sum of (a) the
                              difference between (x) the Optimal Available Funds for such Distribution Date and (y) the Available Distribution Amount for such Distribution Date without taking into account any amounts withdrawn from the Reserve Fund on such Distribution Date and (b) the aggregate amount of Credit Reserve Fund Draw Amounts on all previous Distribution Dates less the amounts paid from the Reserve Fund with respect thereto on previous Distribution Dates together with interest thereon at the applicable Pass-Through Rates compounded monthly, subject to the terms of the Agreement, p. 26.

Current Credit Deposit
  Amount..................    as defined on p. 42.

Cut-Off Date..............    September 1, 1994.

D&P.......................    as defined on p. 9.

Daily Portions..........      as defined on p. 143.

Debt-Acceleration Clause      as defined on p. 159.

Debt Service Reduction..      with respect to any Mortgage  Loan, a reduction in
                              the Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation, p. 157.

Declining Balance Tables      as defined on p. 84.

Defective Obligation....      as defined on p. 141.

Deferred Interest.......      with respect to any Mortgage  Loan,  the excess of
                              interest accrued on each such Mortgage Loan at the Mortgage Interest Rate over accrued interest that becomes due on such Mortgage Loan at the Payment
                              Rate, p. 59.

Deficient Valuation.....      as defined on p. 157.

Depository..............      The Depository  Trust  Company,  and any successor
                              depository selected by the Seller, p. 25.

Depository Certificate..      as defined on p. 25.

Depository Institution..      any  state  or  federally   chartered   depository
                              institution for which the RTC has been appointed conservator or receiver and from which the Seller has acquired the Mortgage Loans, p. 12.

Determination Date......      with respect to any  Distribution  Date,  the 15th
                              day (or, if such date is not a Business Day, the preceding Business Day) of the month in which such Distribution Date occurs (or, prior to the end of the month in which the last Servicing Transfer
                              Date  occurs,  three  Business  Days prior to such
                              date) as of which date the amount of principal and interest due to each Regular Certificateholder is determined, p. 28.

Discounted Mortgage Loan      any Mortgage Loan (1) which has become  subject to
                              a  modification,  waiver or amendment  pursuant to
                              the  terms  of  which  the  present  value  of the
                              remaining Assumed Monthly Payments due thereon net
                              of  applicable   servicing   fees  of  the  Master
                              Servicer and the Special  Servicer  (including the
                              Workout  Fee),  discounted on a monthly basis at a
                              rate equal to the applicable  Assumed Net Mortgage
                              Interest   Rate,   is  less  than  the   Scheduled
                              Principal  Balance  thereof,  (2) which has become
                              subject to a Debt  Service  Reduction  or (3) with
                              respect to which a  determination  is made, at the
                              time  of  foreclosure  on  the  related  Mortgaged
                              Property,   that  the  appraised   value  of  such
                              Mortgaged   Property   is  less  than  the  unpaid
                              principal balance of such Mortgage Loan, plus accrued but unpaid interest thereon, p. 47.

Disqualifying Condition....   as defined on p. 71.

Distribution Account.......   the account  established by the Trustee into which
                              the Master  Servicer  will  deposit  amounts  from
                              which    distributions    will    be    made    to
                              Certificateholders  on each Distribution  Date, p.
                              44.

Distribution Date..........   the date  each  month on  which  distributions  of
                              principal     and    interest    are    made    to
                              Certificateholders. Such date will be the 25th day
                              (or if such 25th day is not a Business Day, the Business Day immediately following the 25th day) of each calendar month, p. 24.

Due Date...................   for any Mortgage Loan, the day of the month in the
                              related  Due Period on which a Monthly  Payment or
                              Balloon  Payment  is due  (or,  in the  case  of a
                              Non-Monthly   Payment  Loan,  deemed  to  be  due)
                              (without giving effect to any grace period), except that with respect to Mortgage Loans which by their terms accrue interest in advance rather than in arrears, the Due Date for the interest portion of each Monthly Payment will be deemed to be the date one month after the date such payment is actually due, p. 28.

Due-on-Encumbrance Clause..   as defined on p. 161.

Due-on-Sale Clause.........   as defined on p. 158.

Due Period.................   for each Distribution  Date, the period commencing
                              on the second day of the month preceding the month in which such Distribution Date occurs and ending on (and including) the first day of the month in which such Distribution Date occurs. In the case of the first Distribution Date, the Due Period will be September 2 through October 1, 1994, p.
                              27.

Eligible Multifamily
Mortgage
  Loans....................   Mortgage  Loans  secured  by  first  liens  (or by
                              junior liens where all related senior liens secure
                              Mortgage  Loans  included in the related  Mortgage
                              Loan Group) on multifamily residential properties, such that such Mortgage Loans are eligible to support "mortgage related securities" as such term is defined in the Enhancement Act, p. 7.

Eligible Multifamily Reserve
  Fund Amount..............   the amount of funds available for  distribution on
                              the Class A-1,  Class  A-2A,  Class A-2B and Class
                              A-2C Certificates from the Reserve Fund, p. 47.

Enhancement Act............   the Secondary  Mortgage Market  Enhancement Act of
                              1984, p. 164.

Environmental Condition....   any condition or circumstance that (i) may pose an
                              imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any Hazardous Material or (iii) may give rise to any environmental claim or demand, p. 154.

ERISA......................   the  Employee  Retirement  Income  Security Act of
                              1974, as amended, p. 162.

Escrow Account.............   an account  provided for in the Agreement in which
                              the Master Servicer is required to deposit amounts received from each Borrower, if required by the terms of the related Note, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items, p.
                              74.

Event of Default...........   any  of  the  items   listed   under  the  heading
                              "SERVICING  OF THE  MORTGAGE  LOANS --  Events  of
                              Default", p. 80.

Evidence of Indebtedness...   as defined on p. 141.

Excess Cash Flow Mortgage
  Loan.....................   as defined on p. 58.

Excess Interest............   as defined on p. 105.

Excess Prepayment Interest.   as defined on p. 32.

Exemption..................   the  U.S.   Department  of  Labor   administrative
                              exemption  granted  to Bear,  Stearns  & Co.  Inc.
                              (Prohibited  Transaction  Exemption 90-30, 55 Fed.
                              Reg. 21,461 (May 24, 1990), as amended), p. 162.

FDIC.......................   the Federal Deposit Insurance Corporation, p. 19.

FFB........................   the Federal Financing Bank, p. 139.

FHLB.......................   a Federal Home Loan Bank, p. 59.

FHLMC......................   the Federal Home Loan Mortgage Corporation, p. 46.

Final Recovery
  Determination............   with  respect to any  defaulted  Mortgage  Loan, a
                              determination  by the Special Servicer that it has
                              recovered  all  Insurance  Proceeds,   Liquidation
                              Proceeds   and  other   payments   or   recoveries
                              (including  proceeds  of the final sale of any REO
                              Property) which the Special Servicer expects to be finally recoverable, p. 54.

Final Scheduled
Distribution Date..........   June 25, 2026.

Financial Intermediary.....   the brokerage firm,  bank,  thrift  institution or
                              other financial  intermediary on whose records the
                              beneficial   owner's   ownership   of  an  Offered
                              Certificate will be recorded, p. 25.

FIRREA.....................   the Financial  Institutions Reform,  Recovery, and
                              Enforcement Act of 1989, p. 138.

First Adjustment Date......   as defined on p. 57.

Fitch......................   as defined on p. 162.

Fixed Rate Certificates....   the Class A-2A, Class A-2B, Class A-2C, Class A-4,
                              Class B,  Class C,  Class D,  Class E and  Class F
                              Certificates, p. 24.

Floating Rate Certificates.   the Class A-1 and Class A-3 Certificates, p. 24.

Floor Interest Rate........   with respect to any adjustable rate Mortgage Loan,
                              a minimum interest rate, p. 7.

FNMA.......................   the Federal National Mortgage Association, p. 46.

FRF........................   the FSLIC Resolution Fund, to which all assets and
                              liabilities of the RTC will be transferred when the RTC terminates, p. 139.

Future Advance Clause......   as defined on p. 150.

Garn-St Germain Act........   the Garn-St Germain Depository Institutions Act of
                              1982, p. 158.

Government Securities......   as defined on p. 140.

Group Available Funds......   as defined on p. 35.

Group 1 Fully Indexed
  Interest Rate Spread.....   as defined on p. 33.

Group 1 Interest Rate
  Spread...................   as defined on p. 33.

Group 1 Mortgage Loans.....   the Mortgage Loans  consisting of adjustable  rate
                              Mortgage Loans, described on p. 59.

Group 1 Payment Adjustment
  Cap......................   as defined on p. 60.

Group 1 Payment Adjustment
  Floor....................   as defined on p. 60.

Group 2 Fully Indexed
  Interest Rate Spread.....   as defined on p. 33.

Group 2 Interest Rate
  Spread...................   as defined on p. 33.

Group 2 Mortgage Loans.....   the Mortgage  Loans,  all of which are  adjustable
                              rate and fixed rate Mortgage  Loans,  described on
                              p. 61.

Group 2 Payment Adjustment
  Cap......................   as defined on p. 61.

Group 2 Payment Adjustment
  Floor....................   as defined on p. 61.

Group 3 Fully Indexed
  Interest Rate Spread.....   as defined on p. 33.

Group 3 Interest Rate
  Spread...................   as defined on p. 33.

Group 3 Mortgage Loans.....   The Mortgage Loans  consisting of adjustable  rate
                              Mortgage Loans, described on p. 63.

Group 3 Payment Adjustment
  Cap......................   as defined on p. 63.

Group 3 Payment Adjustment
  Floor....................   as defined on p. 63.

Group 4 Fully Indexed
  Interest Rate Spread.....   as defined on p. 33.

Group 4 Interest Rate
  Spread...................   as defined on p. 33.

Group 4 Mortgage Loans.....   the Mortgage  Loans,  all of which are  adjustable
                              rate and fixed rate Mortgage  Loans,  described on
                              p. 64.

Group 4 Payment Adjustment
  Cap......................   as defined on p. 65.

Group 4 Payment Adjustment
  Floor....................   as defined on p. 65.

Guidelines.................   as defined on p. 67.

Hazardous Materials........   any  dangerous,  toxic  or  hazardous  pollutants,
                              chemicals,   wastes  or   substances,   including,
                              without  limitation,  those so identified pursuant
                              to  CERCLA  or any  other  environmental  laws now
                              existing,  and  specifically  including,   without
                              limitation,    asbestos  and  asbestos  containing
                              materials,  polychlorinated  biphenyls, radon gas,
                              petroleum    and    petroleum    products,    urea
                              formaldehyde  and  any  substances  classified  as
                              being "in inventory,"  "usable work in process" or
                              similar  classification which would, if classified
                              as   unusable,   be  included  in  the   foregoing
                              definition, p. 71.

Holders....................   Certificateholders, p. 12.

Index......................   each index upon which the Mortgage  Interest Rates
                              of the adjustable rate Group 1, Group 2, Group 3 and Group 4 Mortgage Loans are based, p. 57. See
                              Exhibits A, B, C and D hereto.

Initial Deposit............   the initial deposit to the Reserve Fund consisting
                              of securities, cash or other property in an amount equal to a specified percentage of the aggregate
                              Scheduled Principal Balance of the Mortgage Loans as specified in the Agreement, p. 45.

Insurance Proceeds.........   the proceeds from any insurance policy relating to
                              a Mortgage Loan other than proceeds applied to restoration of the related Mortgaged Property, p.
                              44.

Interest...................   as defined on p. 146.

Interest Accrual Period....   for the  Fixed  Rate  Certificates,  the  calendar
                              month preceding each Distribution Date; for the Floating Rate Certificates, the one-month period ending on and including the day before each Distribution Date, p. 29.

Lease......................   as defined on p. 151.

LIBOR......................   the London  interbank  offered rate for  one-month
                              U.S. dollar deposits, p. 34.

LIBOR Business Day.........   a day on  which  banks  are open  for  dealing  in
                              foreign  currency  and  exchange in London and New
                              York City, p. 34.

LIBOR Determination Date...   the  second  LIBOR  Business  Day  preceding  each
                              Distribution  Date, as more fully  described on p.
                              34.

Liquidation Proceeds.......   the proceeds  from the  liquidation  of a Mortgage
                              Loan, p. 44.

Liquidity Amount...........   2% of the aggregate Scheduled Principal Balance of
                              the Mortgage Loans as of the Cut-Off Date, p. 49.

Loan Originators...........   the     Depository     Institutions,     including
                              predecessors-in-interest,   that   originated   or
                              acquired the Mortgage Loans, p. 69.

Loans-to-Facilitate........   as defined on p. 15.

Loan-to-Value..............   with  respect  to any  Mortgage  Loan,  the ratio,
                              expressed as a percentage, of the principal amount
                              of  the  Mortgage  Loan  at   origination  to  the
                              appraised value of the related Mortgaged Property.

Look-Back Period...........   the   specified   number  of  days  prior  to  the
                              Adjustment Date used to determine the adjustments to the Mortgage Interest Rate for any adjustable rate Mortgage Loan, p. 59.

LURAs......................   as defined on p. 69.

Margin.....................   with  respect  to  the  adjustable  rate  Mortgage
                              Loans, the fixed percentage set forth in each Note, which, together with the Index, is equal to the Mortgage Interest Rate for such Note, p. 57.

Market Discount............   as defined on p. 144.

Master Servicer............   Midland   Data    Systems,    Inc.,   a   Missouri
                              corporation,  or any successor  appointed pursuant
                              to  the  Agreement,  as  Master  Servicer  of  the
                              Mortgage   Loans   underlying   the   Certificates
                              pursuant to the Agreement, p. 72.

Master Servicer Remittance
  Date.....................   with  respect  to  any   Distribution   Date,  the
                              Business Day preceding such date, p. 44.

Matured Performing Mortgage
  Loan.....................   as defined on p. 13.

Maximum Negative
  Amortization Amount......   the maximum  principal  balance which is permitted
                              under a Note as a result of negative amortization,
                              p. 59.

Maximum Rate...............   with respect to a Mortgage Loan, the rate, if any,
                              set  forth  in the  related  Note  as the  maximum
                              Mortgage Interest Rate thereunder, p. 59.

Modified Mortgage Loan.....   as defined on p. 16.

Monthly Payment............   with  respect  to any  Mortgage  Loan  and any Due
                              Period, the scheduled monthly payment of principal
                              and interest,  excluding any Balloon  Payment,  on
                              such  Mortgage Loan which is payable by a Borrower
                              in such Due Period  under the related  Note or, in
                              the  case of an REO  Mortgage  Loan,  which  would
                              otherwise  have been  payable  under  the  related
                              Note, determined in accordance with the Agreement;
                              except that (i) with respect to any Mortgage  Loan
                              which by its terms pays interest in advance of its
                              accrual  rather  than  in  arrears,   the  Monthly
                              Payment  is  the  scheduled   monthly  payment  of
                              principal, excluding any Balloon Payment, due in such Due Period and the scheduled monthly payment of interest due in the preceding Due Period and
                              (ii) with respect to any Non-Monthly Payment Loan, the Monthly Payment in any month is thirty days' interest accrued thereon and principal (other than a Balloon Payment) due in such Due Period, p. 28.

Moody's....................   as defined on p. 162.

Mortgage...................   a  mortgage,  deed of  trust or  similar  security
                              instrument creating a first or junior lien on Mortgaged Property.

Mortgage Interest Rate.....   the per  annum  rate of  interest  charged  on the
                              principal balance of a Mortgage Loan, p. 6.

Mortgage Loan Assumptions..   the assumptions  used with respect to the Mortgage
                              Loans in creating the Declining Balance Tables, p.
                              106.

Mortgage Loan File.........   as defined on p. 70.

Mortgage Loan Group........   any of Mortgage  Loan Group 1, Mortgage Loan Group
                              2,  Mortgage  Loan Group 3 and Mortgage Loan Group
                              4; collectively, the Mortgage Loan Groups, as described on p. 7.

Mortgage Loan Group 1......   the group of Mortgage Loans constituting the Group
                              1 Mortgage Loans, p. 59.

Mortgage Loan Group 2......   the group of Mortgage Loans constituting the Group
                              2 Mortgage Loans, p. 61.

Mortgage Loan Group 3......   the group of Mortgage Loans constituting the Group
                              3 Mortgage Loans, p. 63.

Mortgage Loan Group 4......   the group of Mortgage Loans constituting the Group
                              4 Mortgage Loans, p. 64.

Mortgage Loan Schedule.....   the list of Mortgage  Loans attached as an exhibit
                              to the Agreement, p. 70.

Mortgage Loans.............   the  adjustable  and fixed  rate,  amortizing  and
                              Balloon Payment, conventional,  monthly, quarterly
                              or   semi-annual   pay   commercial,   multifamily
                              residential   and   mixed   residential/commercial
                              mortgage loans and Installment Contracts included in the Mortgage Pool and which constitute the Trust Fund, p. 1.

Mortgage Pool..............   the specified pool of Mortgage Loans  constituting
                              the principal assets of the Trust Fund, p. 57.

Mortgaged Property.........   either (i) each fee simple or  leasehold  interest
                              in  commercial,  multifamily  residential or mixed
                              residential/commercial    property    securing   a
                              Mortgage Loan or (ii) such property, as the context requires.

Mortgage Related Securities   as defined on p. 164.

Multifamily Certificates...   the Class A-1,  Class  A-2A,  Class A-2B and Class
                              A-2C Certificates, p. 24.

Multifamily Fixed Rate
  Certificates.............   the  Class   A-2A,   Class  A-2B  and  Class  A-2C
                              Certificates, p. 24.

NCUA.......................   the National Credit Union Administration, p. 160.

Net Class Interest
  Distribution Amount......   with    respect   to   each   Class   of   Offered
                              Certificates,   the  Class  Interest  Distribution
                              Amount reduced by any portion of the Primary Basis
                              Risk Amount allocable thereto, p. 42.

Net Mortgage Interest
  Rate.....................   with  respect  to  each  Mortgage  Loan,  for  any
                              period,  a per annum rate of interest equal to the
                              Mortgage  Interest Rate applicable with respect to
                              such period (without regard to any modification of
                              such Mortgage Interest Rate in accordance with the
                              terms  of  the   Agreement)   minus  the   related
                              Servicing Fee Rate, p. 26.

NOI........................   net operating income, p. 14.

Non-Monthly Payment Loan...   as defined on p. 28.

Non-U.S. Person............   as defined on p. 147.

Note.......................   a promissory note and/or  agreement  evidencing an
                              obligation under a Mortgage Loan, p. 56.

Offered Certificates.......   the Class A-1, Class A-2A, Class A-2B, Class A-2C,
                              Class A-3,  Class A-4,  Class B, Class C, Class D,
                              Class E and Class F Certificates, p. 24.

OID........................   original issue discount, as defined on p. 142.

OID Regulations............   temporary  and final  regulations  under  Sections
                              1271 through 1273 and 1275 of the Code, issued by the U.S. Department of the Treasury on February 2,
                              1994, p. 142

Optimal Available Funds....   for  any  Distribution  Date,  the  sum of (i) the
                              Optimal   Mortgage  Loan  Interest  and  (ii)  the
                              Optimal Mortgage Loan Principal, p. 26.

Optimal Mortgage Loan
  Interest.................   on any Distribution Date, as defined on p. 26.

Optimal Mortgage Loan
  Principal................   on any Distribution Date, as defined on p. 27.

Optimal Wind-Down Date.....   as to any Discounted  Mortgage Loan the earlier of
                              (a)  two  years  prior  to  the  Final   Scheduled
                              Distribution   Date  or  (b)  if  such  Discounted
                              Mortgage Loan is secured by a Mortgage on a leasehold estate, the date occurring ten years prior to the termination of such leasehold estate,
                              p. 79.

Optional Termination.......   optional  termination  of the  Trust  Fund  by the
                              Master Servicer,  the Special Servicer (if all the
                              Mortgage   Loans  are  then   Specially   Serviced
                              Mortgage  Loans),  the  Holders  of  the  Class  R
                              Certificates or the owners of the Reserve Fund on any Distribution Date after the date on which the aggregate Certificate Principal Amount of the Offered Certificates is reduced to less than 10% of the aggregate initial Certificate Principal
                              Amount of the Offered Certificates in accordance with the Agreement, p. 55.

Outstanding Balance........   as defined on p. 157.

Oversight Board............   the Thrift Depositor  Protection  Oversight Board,
                              p. 138.

Pass-Through Rate..........   the  applicable  interest  rate  borne by  Offered
                              Certificates of a specific Class, p. 29.

Payment Adjustment Date....   with respect to certain  adjustable  rate Mortgage
                              Loans, the date on which the Payment Rate of each such Mortgage Loan is adjusted, p. 59.

Payment Rate...............   with respect to certain  Mortgage  Loans,  the per
                              annum rate of interest that becomes due for each such Mortgage Loan on each payment date, p. 59.

Permitted Investments......   investments  in which the Master  Servicer and the
                              Collateral Agent are permitted to invest assets of the Collection Account and the Reserve Fund, respectively, p. 46.

Person.....................   any  individual,  corporation,  limited  liability
                              company, partnership,  joint venture, association,
                              joint-stock   company,    trust,    unincorporated
                              organization   or  government  or  any  agency  or
                              political subdivision thereof.

Plan.......................   an employee benefit plan within the meaning of (i)
                              Section 3(3) of ERISA, which is subject to the fiduciary duty rules of Title I, Sections 401-414 of ERISA or (ii) Section 4975 of the Code, p. 162.

Policy Statement...........   the  Supervisory  Policy  Statement on  Securities
                              Activities dated January 28, 1992, p. 164.

Prepayment.................   as defined on p. 83.

Prepayment Assumption......   a  reasonable  assumed rate of  prepayment  on the
                              Mortgage Loans used for calculations with respect to amortization of original issue discount, p.
                              143.

Prepayment Interest
  Shortfall................   as defined on p. 32.

Prepayment Model...........   the  standard   prepayment   model  used  in  this
                              Prospectus   representing   an  assumed   rate  of
                              prepayment   each  month   relative  to  the  then
                              outstanding  principal  balance  of a pool  of new
                              Mortgage Loans, p. 84.

Prepayment Period..........   for each Distribution  Date, the period commencing
                              immediately   following   the   second   preceding
                              Determination Date (or the Cut-Off Date, in the case of the first Distribution Date) and ending on the Determination Date in the month in which such Distribution Date occurs. In the case of the first
                              Distribution  Date, the Prepayment  Period will be
                              September 1, 1994 through October 11, 1994, p. 27.

Prepayment Premium.........   any  premium   paid  or  payable  by  the  related
                              Borrower   in   connection   with  any   Principal
                              Prepayment on any Mortgage Loan, p. 44.

Primary Basis Risk Amount..   as defined on p. 41.

Primary Principal
  Distribution Amount......   as described on p. 36.

Principal Prepayments......   as defined on p. 27.

Property Protection
  Expenses.................   any costs and expenses incurred in connection with
                              defaulted  Mortgage  Loans,   acquiring  title  or
                              management   of  REO   Property  or  the  sale  of
                              defaulted Mortgage Loans or REO Properties, as more fully described in the Agreement, p. 44.

Qualified Insurer..........   as defined on p. 70.

Qualifying Real Property
  Loan.....................   as defined on p. 140.

Qualified Floating Rate....   as defined on p. 144.

Qualified Stated Interest..   as defined on p. 143.

Rating Agency..............   each  of  the  nationally  recognized  statistical
                              rating organizations specified on p. 9.

Real Estate Assets.........   as defined on p. 140.

Realized Loss..............   with respect to each  Mortgage  Loan as to which a
                              Final Recovery Determination has been made during a Prepayment Period, an amount (not less than zero) equal to: (i) the unpaid principal balance of such Mortgage Loan as of the Determination Date in the month in which such Prepayment Period commenced; plus (ii) unpaid accrued interest at the Mortgage Interest Rate from time to time applicable, from the Due Date as to which interest was last paid by the Borrower up to the Due Date in the Due Period during which such Prepayment
                              Period commenced, on the unpaid principal balance of such Mortgage Loan; plus (iii) certain amounts payable to the Master Servicer or Special Servicer with respect to such Mortgage Loan pursuant to the Agreement (excluding interest or investment income on funds on deposit in the Collection Account) minus (iv) net REO Proceeds from the operation of any related REO Property and any net Liquidation
                              Proceeds or net Insurance Proceeds, p. 54.

Record Date................   for each Distribution Date, the close of business
                              on the last Business Day of the month preceding the month in which such Distribution Date occurs, in the case of the Fixed Rate Certificates, and the 15th day of the calendar month in which such Distribution Date occurs (or, if such 15th day is not a Business Day, the preceding Business Day), in the case of the Floating Rate Certificates, p.
                              26.

Reference Banks............   leading   banks   engaged   in   transactions   in
                              Eurodollar    deposits   in   the    international
                              Eurocurrency market as further specified in the Agreement, p. 34.

Registration Statement.....   Registration  Statement  33-82066  filed  with the
                              Commission relating to the Certificates, p. 167.

Regular
  Certificateholder........   the  owner of record  of an  Offered  Certificate,
                              except that when such term is used in the sections
                              entitled   "SUMMARY  OF   INFORMATION  --  Certain
                              Federal  Income  Tax  Consequences"  and  "CERTAIN
                              FEDERAL INCOME TAX CONSEQUENCES" herein, such term shall mean the beneficial owner of a Certificate,
                              p. 142.

Regular Interests.........    beneficial  interests  in  a  segregated  pool  of
                              assets  within  the  Trust  Fund for which a REMIC
                              election   has  been   made,   evidenced   by  the
                              corresponding Offered Certificates, p. 140.

Relief Act................    the  Soldiers'  and  Sailors'  Civil Relief Act of
                              1940, as amended, p. 159.

REMIC.....................    a real estate  mortgage  investment  conduit.  See
                              discussion  under the  heading  entitled  "CERTAIN
                              FEDERAL INCOME TAX CONSEQUENCES" herein, p. 2.

REMIC Administrator.......    State  Street  Bank and Trust  Company,  a banking
                              corporation organized and existing under the laws of the Commonwealth of Massachusetts, p. 6.

REMIC Pass-Through Rate...    as defined on p. 32.

REMIC Pool................    as defined on p. 2.

REMIC Rate Shortfall......    with    respect   to   each   Class   of   Offered
                              Certificates, the difference between interest at the Pass-Through Rate thereon and interest at the REMIC Pass-Through Rate on the related Class of Regular Interests, p. 32.

REMIC Regulations.........    regulations  under  Sections  860A through 860G of
                              the Code issued by the U.S. Department of the Treasury on December 23, 1992, and generally effective for REMICs with Startup Days on or after November 12, 1991, p. 139.

REO Account...............    the non-interest-bearing trust account established
                              and   maintained   by  the  Special   Servicer  in
                              connection with REO Properties and other Mortgaged
                              Properties  being operated by it or on its behalf,
                              p. 45.

REO Mortgage Loan.........    any   Mortgage   Loan  as  to  which  the  related
                              Mortgaged Property is an REO Property, p. 28.

REO Property..............    any Mortgaged  Property which has been acquired on
                              behalf of the Trust Fund  through  foreclosure  or
                              deed in lieu of  foreclosure,  which  the  Special
                              Servicer   has  acquired   possession   of  or  is
                              operating or which has been abandoned by the related Borrower, p. 44.

Reportable Payments.......    as defined on p. 148.

Reserve Fund..............    the reserve fund pledged to the  Collateral  Agent
                              pursuant to the Collateral Security Agreement,  p.
                              45.

Reserve Interest Rate.....    as defined on p. 34.

Reserved Amount...........    the  excess  of the total  Servicing  Fee over the
                              portion thereof payable to the Master Servicer which is reserved for payment of the fees of the Trustee and the Collateral Agent and certain other expenses of the Trust Fund, as indicated on p. 77.

Restricted Group..........    as defined on p. 163.

Reuters Screen LIBO
  Page....................    the  display  designated  as  page  "LIBO"  on the
                              Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks), p. 34.

RTC.......................    the  Resolution  Trust  Corporation  acting in its
                              corporate  capacity,  except that when used in the
                              discussion under the heading "THE RESOLUTION TRUST
                              CORPORATION"  herein,  RTC  means  the  Resolution
                              Trust   Corporation   without  regard  as  to  its
                              capacity, p. 138.

S&P.......................    as defined on p. 9.

Scheduled Principal
  Balance.................    as defined on p. 28.

Secured-Creditor
  Exemption...............    as defined on p. 154.

Seller....................    Resolution Trust  Corporation  acting as seller in
                              its  corporate   capacity,   in  its  capacity  as
                              conservator or receiver of one or more  Depository
                              Institutions or in both such capacities, p. 5.

Seller-Originated Loans...    as defined on p. 12.

Senior Lien Advance.......    as defined on p. 35.

Servicing Fee.............    as defined on p. 77.

Servicing Fee Rate........    with  respect to each  Mortgage  Loan other than a
                              Specially Serviced Mortgage Loan, the per annum rate equal to 0.175% and, with respect to each Specially Serviced Mortgage Loan, the per annum rate equal to 0.171%, p. 77.

Servicing Transfer Date...    as defined on p. 73.

Similar Law...............    as defined on p. 163.

Simple Interest Loan......    each   Mortgage  Loan  as  to  which  the  Monthly
                              Payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such Monthly Payment is received and the balance thereof is applied to principal, p. 56.

Smaller Commercial
  Property................    as defined as p. 67.

Special Servicer..........    Banc One Management and Consulting Corporation, an
                              Ohio  corporation,   or  any  successor  appointed
                              pursuant to the Agreement, as Special Servicer of the Mortgage Loans underlying the Certificates pursuant to the Agreement, p. 73.

Special Servicer Fee......    the principal compensation of the Special Servicer
                              comprised of the Basic Fee and the Workout Fee, as indicated on p. 77.

Specially Serviced Mortgage
  Loans...................    the  Mortgage  Loans for which  certain  servicing
                              obligations  have been transferred from the Master
                              Servicer to the Special Servicer together with the REO Mortgage Loans, p. 73.

Startup Day..............     the issue date of a REMIC  within  the  meaning of
                              Code Section 860G(a)(9), p. 141.

Title VIII...............     Title VIII of the Garn-St Germain Act, p. 160.

Total Basis Risk Amount..     the  sum of  interest  due on  the  Floating  Rate
                              Certificates in excess of the interest due on the underlying Regular Interests plus Uncovered Basis
                              Risk Shortfalls together with interest thereon, p.
                              32.

Trust Fund...............     the trust  fund created by the Agreement and whose
                              principal assets are the Mortgage Loans, p. 1.

Trustee..................     State  Street  Bank and Trust  Company,  a banking
                              corporation organized and existing under the laws of the Commonwealth of Massachusetts, as Trustee under the Agreement, p. 55.

Uncovered Basis Risk
  Shortfall..............     as defined on p. 33.

Underwriters.............     Bear,  Stearns & Co.  Inc.,  Blaylock &  Partners,
                              L.P., CS First Boston Corporation,  Goldman, Sachs
                              & Co.,  Lehman  Brothers,  Artemis  Capital Group,
                              Doley  Securities,  Guzman &  Company  and  Muriel
                              Siebert & Co., Inc., p. 165.

Underwriting Agreement...     the underwriting  agreement  among the  Seller and
                              the  Underwriters,  pursuant  to which the  Seller
                              will  sell  the   Offered   Certificates   to  the
                              Underwriters, p. 165.

Weighted Average Net
  Mortgage Interest
  Rate...................     the weighted  average of the Net Mortgage Interest
                              Rates,   weighted  on  the  basis  of  the  actual
                              principal balances of the Mortgage Loans on which interest accrues, p. 33.

Workout Fee..............     a fee calculated at the Workout Fee Rate, p. 77.

Workout Fee Rate.........     as defined on p. 77.

Yield Supplement
  Agreements.............     as defined on p. 140.